UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TIDELANDS ROYALTY TRUST “B”

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIDELANDS ROYALTY TRUST “B”
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

           , 2014

Dear Unit Holder:

You are cordially invited to attend a Special Meeting of unit holders of the Tidelands Royalty Trust “B” to be held on            , 2014, at   :      .m., local time, at            ,            , Dallas, Texas 75   . Please find enclosed a notice to unit holders, a Proxy Statement describing the business to be transacted at the meeting, and a form of Proxy for use in voting at the meeting.

At the Special Meeting, you will be asked (i) to approve the appointment of Southwest Bank as successor corporate trustee of the Trust, (ii) to approve certain amendments to the Tidelands Royalty Trust “B” Indenture dated June 1, 1954 described in the enclosed Proxy Statement, and (iii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

We hope that you will be able to attend the Special Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your Units of Beneficial Interest of the Trust be represented at the meeting.

Very truly yours,

BANK OF AMERICA, N.A.,
Trustee of the Tidelands Royalty Trust “B”

RON E. HOOPER
Senior Vice President

YOUR VOTE IS IMPORTANT

All Unit Holders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Trust assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any Unit Holder attending the meeting may vote in person even if he or she has returned the Proxy.

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PROXY STATEMENT	1
SOLICITATION AND REVOCABILITY OF PROXIES	1
VOTING AND QUORUM	1
PROPOSAL ONE — APPOINTMENT OF SUCCESSOR TRUSTEE	2
PROPOSAL TWO — AMENDMENTS TO THE INDENTURE REGARDING MINISTERIAL ITEMS	3
PROPOSAL THREE — AMENDMENTS TO THE INDENTURE REGARDING EXPERT ADVICE UPON TERMINATION	3
PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE REGARDING A DIRECT REGISTRATION SYSTEM	4
PROPOSAL FIVE — AMENDMENT TO THE INDENTURE REGARDING ASSET SALES	5
PROPOSAL SIX — AMENDMENT TO THE INDENTURE REGARDING ELECTRONIC VOTING	6
PROPOSAL SEVEN — AMENDMENTS TO THE INDENTURE REGARDING INVESTMENTS	7
PROPOSAL EIGHT — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SEVEN	8
EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE	8
EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SEVEN	8
EFFECT OF NEGATIVE VOTES ON PROPOSAL EIGHT	9
TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SEVEN	9
TRUSTEE	9
DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
ADDITIONAL INFORMATION	11
APPENDIX A	A-1

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TIDELANDS ROYALTY TRUST “B”
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

NOTICE OF SPECIAL MEETING OF UNIT HOLDERS
To Be Held            , 2014

PLEASE TAKE NOTICE THAT a Special Meeting of Unit Holders (the “Special Meeting”) of the Tidelands Royalty Trust “B” (the “Trust”), a royalty trust formed under the laws of the state of Texas and governed by the terms of the Tidelands Royalty Trust “B” Indenture dated June 1, 1954 (the “Indenture”), will be held on            ,               , 2014, at   :      .m., local time, at            ,            , Dallas, Texas 75  , to consider and vote on the following matters:

(1)	approval of the appointment of Southwest Bank as successor corporate trustee to serve as corporate trustee of the Trust once the resignation of Bank of America, N.A., the current Trustee of the Trust, takes effect;
(2)	approval of certain amendments to the Indenture regarding ministerial items;
(3)	approval of certain amendments to the Indenture regarding expert advice on termination;
(4)	approval of certain amendments to the Indenture regarding a direct registration system;
(5)	approval of certain amendments to the Indenture regarding asset sales;
(6)	approval of certain amendments to the Indenture regarding electronic voting;
(7)	approval of certain amendments to the Indenture regarding investments; and
(8)	approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

The close of business on            , 2014 (the “Record Date”), has been fixed as the record date for the determination of unit holders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of Units of Beneficial Interest (the “Units”) of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of unit holders entitled to vote at the Special Meeting will be available for inspection by any unit holder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 901 Main Street, 17th Floor, Dallas, Texas, and also at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your proxy before the Special Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of Bank of America, N.A.,
Trustee of the Tidelands Royalty Trust “B”

Ron E. Hooper
Senior Vice President

Dallas, Texas
           , 2014

TIDELANDS ROYALTY TRUST “B”
c/o U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas 75202

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The corporate trustee of the Trust, Bank of America, N.A. through its U.S. Trust, Bank of America Private Wealth Management division (the “Trustee”), requests your proxy for use at the Special Meeting of unit holders of the Trust (“Unit Holders”) to be held on   ,         , 2014, at   :      .m., local time, at            , Dallas, Texas 75  , and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy you authorize the persons named on the Proxy to represent you and to vote your Units at the Special Meeting. This Proxy Statement and the form of Proxy were first mailed to Unit Holders of the Trust on or about            , 2014.

This solicitation of proxies is made by the Trustee of the Trust. In addition, the Trust has engaged AST Phoenix Advisors (the “Proxy Solicitor”) to assist in the solicitation of Proxies for the Special Meeting, and it estimates that it will pay the Proxy Solicitor approximately $20,000, which includes the fee of the Proxy Solicitor plus certain costs and expenses. The Trust has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units that those companies hold of record. The Trustee will pay the costs of the solicitation, including reimbursement of forwarding expenses and fees and expenses of the Proxy Solicitor; however, Southwest Bank has agreed to reimburse the Trustee for 60% of the costs and expenses of the proxy solicitation in connection with the Special Meeting and meetings (or solicitation of written consents in lieu thereof) of unit holders of the six other trusts for whom Bank of America will resign as trustee, not to exceed an aggregate of $360,000 for all seven trusts.

If you attend the Special Meeting, you may vote in person. If you are not present at the Special Meeting, your Units can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Special Meeting by (a) signing and submitting a later-dated proxy to the Trustee, (b) delivering written notice of revocation of the proxy to the Trustee, or (c) voting in person at the Special Meeting. In the absence of any such revocation, Units represented by the persons named on the Proxies will be voted at the Special Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Trust are the Units. As of the close of business on the Record Date, there were 1,386,375 Units outstanding and entitled to be voted at the Special Meeting.

Each outstanding Unit is entitled to one vote. Although the Indenture does not have a quorum requirement for a meeting, the presence, in person or by proxy, of Unit Holders who, on the Record Date, held Units representing (i) a majority of the Units outstanding as of the Record Date will be required for the approval of Proposal One, and (ii) at least eighty percent (80%) of the Units outstanding as of the Record Date will be required for the approval of Proposals Two Through Seven. The Trustee, upon approval by the holders of a majority of the Units who are present or represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the holding of the adjourned meeting, if sufficient Units are not represented for such Proposals. At any such adjourned meeting, any business may be transacted that may have been transacted at the Special Meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unit Holder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Special Meeting. If a motion to adjourn the meeting is approved but sufficient proxies are not received by the time set for the resumption of the Special Meeting, this process may be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will have no effect on a quorum, since none is required, but will have the effects set forth herein with respect to approval of each Proposal. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — APPOINTMENT OF SUCCESSOR CORPORATE TRUSTEE

On January 9, 2014, the Trustee submitted a notice of its resignation as corporate trustee of the Trust to the Unit Holders. The Trustee’s notice of resignation stated that it would nominate Southwest Bank, an independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas (“Southwest Bank”) as its potential successor and call a special meeting of Unit Holders for the purpose of appointing Southwest Bank as a successor. Prior to nominating Southwest Bank, the Trustee formed a committee to solicit, investigate and choose a nominee. The committee distributed requests for proposal and held discussions with a number of potential candidates.

If the Unit Holders appoint Southwest Bank as successor corporate trustee at the Special Meeting, the Trustee’s resignation will take effect on May 30, 2014, assuming the satisfaction or waiver of the following conditions:

•	The appointment of Southwest Bank as trustee of the Sabine Royalty Trust (another royalty trust for which Bank of America, N.A. currently serves as trustee);
•	The appointment of Southwest Bank or another successor trustee as trustee of five other royalty trusts for which Bank of America, N.A. currently serves as trustee and as agent under a disbursing arrangement for which Bank of America, N.A. currently serves as agent;
•	The accuracy of certain representations and warranties and performance of certain agreements made by Southwest Bank in an agreement between Bank of America, N.A. and Southwest Bank; and
•	No governmental injunction, order or other action that would prohibit Southwest Bank’s appointment, the Trustee’s resignation or the other actions described above.

If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the resignation is not effective as of such later effective date, the Trustee will notify Unit Holders of the new effective date.

Required Vote

The appointment of Southwest Bank as the successor corporate trustee requires the affirmative vote of Unit Holders who own Units representing a majority in interest of the Units then outstanding. Accordingly, abstentions and broker non-votes in the appointment of the successor corporate trustee will have the effect of votes against Southwest Bank as successor corporate trustee. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal One, your Proxy will be deemed to grant such authority and will be voted FOR the appointment of Southwest Bank as successor corporate trustee.

The Trustee recommends the Unit Holders vote “FOR” the appointment of Southwest Bank as successor corporate trustee.

PROPOSAL TWO — AMENDMENTS TO THE INDENTURE
REGARDING MINISTERIAL ITEMS

Background, Reasons for and Effect of the Proposed Amendments

The Indenture that created the Trust was entered into on June 1, 1954. The following amendments are intended to update the Indenture to ensure accurate cross-references to current legal authority. The following amendments are reflected in the “black-line” version of the Indenture attached hereto as Appendix A. (The “black-line” version of the Indenture underlines new text that is inserted and strikes through all text that is deleted as a result of the amendments to the Indenture described in this Proxy Statement.)

1. Texas Trust Code.  The Texas Trust Act, which governs certain aspects of the Indenture, has been re-codified and is now referred to as the “Texas Trust Code.” The reference in Article IX, Section 5 of the Indenture to the Texas Trust Act will be revised as follows to refer to the Texas Trust Code:

“Insofar as may be provided, it is hereby provided that this Trust shall not be subject to the provisions of the Texas Trust Code as it may now or hereafter be written.”

2. Uniform Commercial Code.  The Uniform Stock Transfer Act, which is referenced in the Indenture as governing matters affecting title, ownership, warranty, or transferability of Units has been replaced by the Uniform Commercial Code. The following reference in Article IV, Section 5 of the Indenture to the Uniform Stock Transfer Act will be revised as follows to refer to the Uniform Commercial Code:

“As to matters affecting the title, ownership, warranty or transferability of Units, the Uniform Commercial Code as adopted and then in force in the state of Texas shall govern, except as otherwise herein specifically provided.”

The effect of the above amendments would be to eliminate an outdated reference and modernize the Indenture.

Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Two, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL THREE — AMENDMENTS TO THE INDENTURE
REGARDING EXPERT ADVICE UPON TERMINATION

Background, Reasons for and Effect of the Proposed Amendments

Article X, Section 3 of the Indenture, addresses certain procedures related to the liquidating and winding up of the affairs of the Trust at its termination. This section will be revised to clarify that the corporate trustee may engage experts to assist it in the winding up of the Trust’s affairs. The amendment will provide that the trustees are entitled to rely on such experts’ advice and to be reimbursed for such experts’ fees and expenses. This section will be revised by inserting the following sentence immediately following the first sentence in Article X, Section 3:

“The Corporate Trustee may engage the services of one or more investment advisors or other parties deemed by the Corporate Trustee to be qualified as experts on such matters to assist the Trustees with such sales and the Trustees shall be entitled to rely on the advice of such persons as contemplated by Article III, Section 5.”

In addition, the list of professional and expert persons in Article III, Section 5 with whom the trustees may contract for services will be expanded by inserting “, investment advisors” in such list.

The effect of the proposed amendments would be to permit the trustees to engage and rely on investment advisors or other experts to assist them with the sale of Trust properties upon a liquidation of the Trust.

Southwest Bank’s willingness and ability to serve as successor trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Three, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL FOUR — AMENDMENTS TO THE INDENTURE
REGARDING A DIRECT REGISTRATION SYSTEM

Background, Reasons for and Effect of the Proposed Amendments

The Units are currently traded on the OTCQB. In order to facilitate the process of a sale of Units by Unit Holders, the Trustee deems it to be in the best interest of the Unit Holders for the Units to be eligible for a direct registration program (“DRP”). While the Trust is technically eligible for DRP, it cannot participate in the system because the Indenture, dated June 1, 1954, requires that ownership of Units be evidenced by certificates. Proposal Four, if approved, will amend the Indenture to allow for uncertificated Units, which would permit the Trust to participate in the DRP.

A DRP allows companies to issue units or shares in uncertificated (or book-entry) form rather than requiring actual paper certificates. These book-entry units or shares can then be transferred electronically between brokers and transfer agents, removing the need for printing, handling and delivering paper certificates. A DRP also provides greater security both to holders of units or shares, who avoid the risk of lost or stolen certificates and the associated replacement fees, and to issuers, who eliminate the risk of cancelled certificates being fraudulently presented as valid. Because of these and other benefits, the securities industry encourages companies to participate in a DRP. Because the Indenture requires physical certificates to represent the Units and does not authorize the trustees to alter that requirement, Unit Holder action is necessary to amend the Indenture to allow the Trust to participate in a DRP. The amendment to allow uncertificated Units is reflected primarily in Article IV of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Four is approved by the Unit Holders, Articles I, II, III, IV, V, VI, VII, VIII, IX, and X of the Indenture will be revised to read as set forth in Appendix A.

The effect of the proposed amendments would be to permit Units to be uncertificated and permit the Trust to participate in a DRP.

Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Four, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL FIVE — AMENDMENT TO THE INDENTURE
REGARDING ASSET SALES

Background, Reasons for and Effect of the Proposed Amendments

The Indenture currently prohibits the trustees from selling any of the Trust assets. Occasionally opportunities present whereby a better return on properties, or a significant savings in operating costs could be obtained if the trustees sold or conveyed such properties. The Trustee now proposes to seek authorization for certain small sales if the corporate trustee deems them to be in the best interests of the Unit Holders. In order to facilitate any sale of the royalties that the corporate trustee determines to be in the best interest of the Unit Holders, Proposal Five amends the Indenture to permit the corporate trustee to sell up to one percent (1%) of the value (based on year end engineering reports) of the royalties in any twelve month period. This amendment regarding asset sales is reflected in Article IX, Section 6 of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Five is approved by the Unit Holders, a new Section 6 will be inserted into Article IX of the Indenture and will read as follows:

“Section 6.  Notwithstanding Article III, Section 8 hereof or anything to the contrary contained in this Indenture, during any twelve-month period the Corporate Trustee may without obtaining the consent of the Unit Holders sell, assign, transfer and convey up to one percent (1%) of the value of the royalties in any one or more transactions that the Corporate Trustee determines to be in the best interest of the Unit Holders. For purposes of this Article IX, Section 6, the value of the royalties to be sold and of all the royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such royalties, as set forth in a reserve report as of December 31 of the year preceding the date of the definitive sale agreement for any sale (such report to be prepared by independent petroleum engineers selected by the Corporate Trustee). The use of such values is solely for the purpose of determining compliance with this Article IX, Section 6, and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.

In addition, if Proposal Five is approved by the Unit Holders, Article III, Section 8 of the Indenture, which prohibits the sale of part of the Trust, will be revised accordingly to provide that sales pursuant to the above-discussed Article IX, Section 6 will be allowed. This will be accomplished by revising this section to read as follows:

“The Trustees, in the performance of their duties hereunder, shall not have the power or authority

(a) To engage in their capacities as Trustees hereunder in any trade or business.

(b) To invest or reinvest any monies forming a part of the Trust Estate, other than in accordance with the provisions of Article VII, Section 2 herein, or to use any of such monies for any purpose other than a purpose authorized herein.

(c) To acquire in their capacities as Trustees hereunder any oil, gas or other mineral interests other than those to which the Seller may be entitled under the Purchase Agreement or upon dissolution of Tidelands Royalty “B” Corporation as herein provided, or to acquire any other property whatsoever except such stationery, office supplies and equipment as the Trustees may need to keep the records of and administer this Trust.

(d) To sell or dispose of any of the production payments or overriding royalty interests to which the Seller may be entitled under the Purchase Agreement, other than sales in compliance with the following: (i) sales upon termination of this Trust, (ii) as may be necessary to pledge or mortgage such payments or interests for the limited purposes set forth in Section 3, paragraph (d) of this Article III, or (iii) Article IX, Section 6 which provides for small (<1%) sales if such sales are in the best interest of the Unit Holders.”

The effect of the proposed amendments would be to permit the corporate trustee to sell small amounts of the Trust’s assets, without Unit Holder approval, if the corporate trustee deems it in the best interest of the Unit Holders.

Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Five, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL SIX — AMENDMENT TO THE INDENTURE
REGARDING ELECTRONIC VOTING

Background, Reasons for and Effect of the Proposed Amendment

Article VI, Section 6 of the Indenture provides that whenever a vote of Unit Holders at a meeting is required, the meeting can be dispensed with if at least the same number or percentage of Unit Holders who would have been entitled to take or authorize such action upon a vote thereon if such meeting were held, shall consent in writing to such action being taken. In order to expand the permissible means by which Unit Holders may vote in the future to take advantage of technological advances and to offer Unit Holders a variety of methods by which to vote, Proposal Six would amend the Indenture to explicitly allow Unit Holders to give consent via telephone and internet. The amendment regarding electronic voting is reflected in Article VI, Section 6 of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Six is approved by the Unit Holders, Article VI, Section 6 of the Indenture will be revised to read in relevant part as follows (proposed changes are underlined for ease of reference):

“At any such meeting each Unit Holder may be present and vote either in person or by proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unit Holder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unit Holder shall be treated as instruments in writing for purposes of proxy, or other vote in accordance with this Article VI, Section 6. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Unit Holder.

The effect of the proposed amendment would be to permit Unit Holders to vote by telephonic or electronic means at a meeting of Unit Holders.

Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of this amendment.

Required Vote

The amendment to the Indenture in this Proposal requires the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of this amendment to the Indenture will have the effect of a vote against such amendment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Six, your Proxy will be deemed to grant such authority and will be voted FOR such amendment.

The Trustee recommends the Unit Holders vote “FOR” this amendment to the Indenture.

PROPOSAL SEVEN — AMENDMENTS TO THE INDENTURE
REGARDING INVESTMENTS

Background, Reasons for and Effect of the Proposed Amendments

As the Indenture is currently written, it does not specify how the trustees are to invest or reinvest any part of the Trust estate. However, the corporate trustee regularly holds cash on hand from the time of receipt until such cash is paid out to the Unit Holders. It is customary in the industry to allow the trustees to invest cash on hand in secure investments. In order to allow Unit Holders to benefit from interest accrued during this holding period, and prevent funds from being uninvested, Proposal Seven would amend the Indenture to allow such cash to be invested in obligations guaranteed by the United States, repurchase agreements, certificates of deposit, or interest bearing bank accounts. The amendment regarding investments is reflected in Article VII, Section 2 of the “black-line” version of the Indenture attached hereto as Appendix A.

If Proposal Seven is approved by the Unit Holders, the following Section 2 will be inserted in Article VII of the Indenture, and will read as follows:

“Section 2. Cash on hand, being held by the Corporate Trustee as a reserve for liabilities or for distribution at the next distribution date shall be invested (in the Corporate Trustee’s discretion) in:

(a)	obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such agency’s or instrumentality’s such obligations are secured by the full faith and credit of the United States); or
(b)	repurchase agreements secured by obligations qualifying under subparagraph (a) above; or
(c)	certificates of deposit of any band having capital, surplus and undivided profits in excess of $100,000,000; or
(d)	other interest bearing accounts in FDIC-insured state or national banks, including the Corporate Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation.”

In addition, if Proposal Seven is adopted by the Unit Holders, Article III, Section 8 of the Indenture, which prohibits the investment of monies forming part of the Trust estate, will be revised accordingly to provide that investments of cash on hand pursuant to Article VII, Section 2 will be permitted. This will be accomplished by revising Article III, Section 8 to read, in part, as follows (proposed changes are underlined for ease of reference):

“The Trustees, in the performance of their duties hereunder, shall not have the power or authority

(a)	To engage in their capacities as Trustees hereunder in any trade or business.
(b)	To invest or reinvest any monies forming a part of the Trust Estate, other than in accordance with the provisions of Article VII, Section 2 herein, or to use any of such monies for any purpose other than a purpose authorized herein.”

The effect of the proposed amendments would be to permit the corporate trustee to invest cash on hand in government obligations, repurchase agreements or certificates of deposit, as well as to use an insured cash sweep service to invest cash on hand in accounts with multiple FDIC-insured institutions such that the funds held by the corporate trustee for the account of the Trust are deposited into interest bearing accounts which are at all times fully insured by the Federal Deposit Insurance Corporation.

Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of these amendments.

Required Vote

The amendments to the Indenture in this Proposal require the affirmative vote of Unit Holders who own Units representing at least eighty percent (80%) of the outstanding Units. Accordingly, abstentions and broker non-votes in the adoption of these amendments to the Indenture will have the effect of a vote against such amendments. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Seven, your Proxy will be deemed to grant such authority and will be voted FOR such amendments.

The Trustee recommends the Unit Holders vote “FOR” these amendments to the Indenture.

PROPOSAL EIGHT — APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL
MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF
ADDITIONAL PROXIES IN FAVOR OF PROPOSALS ONE THROUGH SEVEN

The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven. If it is necessary or appropriate to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to Unit Holders, other than an announcement made at the Special Meeting.

Required Vote

The proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven in this Proposal Eight requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the proposal to adjourn the Special Meeting will have the effect of votes against such adjournment. If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on this Proposal Eight, your Proxy will be deemed to grant such authority and will be voted FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven.

The Trustee recommends the Unit Holders vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven.

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE

The notice of resignation of the Trustee stated that the Trustee’s resignation would be conditional on the appointment of Southwest Bank or another successor trustee as successor corporate trustee. If the Unit Holders appoint Southwest Bank as successor corporate trustee at the Special Meeting, the Trustee’s resignation will be effective May 30, 2014 (assuming the other conditions described herein are satisfied). If the conditions described above have not been satisfied or waived by the Trustee as of May 30, 2014, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by the Trustee as of such date. If the Unit Holders fail to appoint Southwest Bank as successor corporate trustee at the Special Meeting, the Trustee may elect to give written notice of its resignation to each Unit Holder, which resignation would not be contingent upon the appointment of Southwest Bank or another successor corporate trustee. If the Trustee resigns and no successor corporate trustee is appointed within the 60 days following the effective date of the Trustee’s resignation, then a successor corporate trustee may be appointed by the Senior Judge of the United States District Court for the Northern District of Texas, Dallas Division (or if such judge fails or refuses to act, then by the Senior Judge of the District Courts of Dallas County, Texas) upon the application of the Individual Trustee, the Trustee or any Unit Holder. If the Individual Trustee, the Trustee or a Unit Holder files such an application, the court may appoint a temporary corporate trustee at any time after such application is filed and the temporary corporate trustee shall, pending the final appointment of a successor corporate trustee, have such powers and duties as the court appointing such temporary corporate trustee shall provide in its order of appointment, consistent with the provisions of the Indenture.

EFFECT OF NEGATIVE VOTES ON PROPOSALS TWO THROUGH SEVEN

If the Unit Holders fail to approve any of the amendments to the Indenture under Proposals Two through Seven, the amendments to the Indenture that are not approved will not take effect and will not be included in the Trust’s Amended and Restated Indenture; however, amendments that are approved will take effect and be included in the Trust’s Amended and Restated Indenture, as each of Proposals Two through Seven are independent of each other. Southwest Bank’s willingness and ability to serve as successor corporate trustee are not conditioned upon Unit Holder approval of these proposals.

EFFECT OF NEGATIVE VOTES ON PROPOSAL EIGHT

If the Unit Holders fail to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposals One through Seven, any of Proposals One through Seven that has not achieved the required vote would not be approved and would have the effects set forth above for such Proposal.

TRUSTEE/SOUTHWEST BANK APPROVAL OF PROPOSALS TWO THROUGH SEVEN

Southwest Bank has stated to the Trustee that, if it is appointed as successor corporate trustee, it intends to consent in writing, as required by the Indenture, to the amendments made to the Indenture by each of Proposals Two through Seven that are approved by the Unit Holders. If Southwest Bank is not appointed, the Trustee intends to approve in writing, the amendments made to the Indenture by each of Proposals Two through Seven that are approved by the Unit Holders.

TRUSTEE

Following is certain information regarding Southwest Bank and the Trustee:

Southwest Bank

Southwest Bank, the nominee, is a 50 year-old independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas. With fourteen full-service banking centers it is the largest, locally owned, independent commercial bank headquartered in Tarrant County. Southwest Bank offers a wide range of treasury management, wealth group and mortgage services, and is an SBA preferred lender. The leadership and management team of Southwest Bank has over 300 combined years of banking experience.

Additionally, upon the effectiveness of Bank of America, N.A.’s resignation, the senior management team responsible for administering the Trust at Bank of America, N.A. will become part of the management team of Southwest Bank and continue to administer the Trust.

Trustee

Bank of America Corporation is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. U.S. Trust is part of the Global Wealth and Investment Management unit of Bank of America, N.A., which is a global leader in wealth management, private banking and retail brokerage.

Trustee Compensation

The Trust has no directors or executive officers. During the fiscal years ended December 31, 2011, 2012 and 2013, the Trustee received total remuneration as follows:

Name	Year	Cash Compensation
U.S. Trust, Bank of America Private Wealth Management	2011	$21,125
	2012	$21,125
	2013	$21,125

Term of Office

Any trustee of the Trust shall serve in that capacity until the earlier of such trustee’s resignation or such trustee’s removal, with or without cause, by the affirmative vote of Unit Holders owning a majority in interest of the Units then outstanding.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Officers.  The Trust is a trust created under the laws of the State of Texas. The Trust’s Indenture does not provide for directors or officers or the election of directors or officers. Under the Indenture, U.S. Trust, Bank of America Private Wealth Management currently serves as the Trustee.

Section 16(a) Beneficial Ownership Reporting Compliance.  The Trust has no directors or officers and Marine Petroleum Trust is the only Unit Holder that is a beneficial owner of more than 10% of the outstanding Units. The Trust is not aware of any person that failed to report on a timely basis reports required by Section 16(a) of the Exchange Act during 2013.

Code of Ethics.  Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee must comply with the code of ethics of U.S. Trust, Bank of America Private Wealth Management, a copy of which will be made available to Unit Holders without charge, upon request at Bank of America Plaza, 17th Floor, 901 Main Street, Dallas, Texas, 75202.

Committees.  The Trust has no directors and therefore has no audit committee or audit committee financial expert and no nominating committee or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Trust has no directors or executive officers. See the section titled “Trustee — Trustee Compensation” for the remuneration received by the Trustee during the years ended December 31, 2011 through December 31, 2013.

Because the Trustee’s compensation is set forth in the Indenture, the Trust has no policy or procedure for the review, approval or ratification of such compensation.

Pursuant to an arrangement with Marine Petroleum Corporation to share certain administrative expenses related to the use of office space, Tidelands Corporation paid the following amounts to Marine Petroleum Corporation during the past three years. The arrangement provides that administrative expenses are shared in the ratio of each of Marine Petroleum Corporation’s and Tidelands Corporation’s gross income to the total gross income of both entities.

Name of Individual or Entity	Year	Amount Paid
Marine Petroleum Corporation	2013	$36,000
	2012	$39,200
	2011	$49,000

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

Southwest Bank has agreed to reimburse the Trustee for a portion of its expenses incurred in connection with the solicitation of Proxies for the Special Meeting and in connection with meetings and written consents of other Trusts with respect to which the Trustee’s resignation is conditioned. See “Solicitation and Revocability of Proxies” and “Proposal One — Appointment of Successor Corporate Trustee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of March 10, 2014, the persons known to the Trust who own beneficially more than five percent of its outstanding Units:

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned as of March 10, 2014	Percent of Class
Units of Beneficial Interest	Marine Petroleum Trust P.O. Box 830650 Dallas, Texas 75283-0650	452,366	32.6%

There are no executive officers or directors of the Trust. The Trustee does not beneficially own any Units. The Trust does not maintain any equity compensation plans and the Trust has not repurchased any units during the fourth quarter of 2013. The Trustee knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Trust.

ADDITIONAL INFORMATION

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders. Accordingly, the Trust does not publish a date by which Unit Holders must make proposals for inclusion in an annual meeting. Certain Unit Holders, or groups of Unit Holders, may call special meetings of Unit Holders pursuant to the terms of the Indenture to approve any appropriate matter.

Where You Can Find More Information

The Trust files annual, quarterly and special reports and other information with the Securities and Exchange Commission. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Units of the Trust trade on the OTCQB under the symbol “TIRTZ.”

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction, upon written request to the Trustee, U.S. Trust, Bank of America Private Wealth Management, 17th Floor, 901 Main Street, Dallas, Texas 75202. Copies of these reports may also be found on the Trust’s web site at http://www.tirtz-tidelandsroyaltytrust.com.

BANK OF AMERICA, N.A.,
Trustee of the Tidelands Royalty Trust “B”

RON E. HOOPER
Senior Vice President

APPENDIX A

TIDELANDS ROYALTY “B”

Amended and Restated
           , 2014

~~Effective~~ June 1, 1954

WARLICK LAW PRINTING CO. — DALLAS • HARWOOD 9350

TIDELANDS ROYALTY “B”

This Instrument, executed by the undersigned party, designated and hereinafter called “Unit Holder,” and Republic National Bank of Dallas, a national banking association with offices at Dallas, Texas, and L. C. Paslay, of Dallas, Texas, and Tidelands Royalty ”B” Corporation, a Delaware corporation with offices in Dallas, Texas,

WITNESSETH:

1. By execution of this Instrument, the undersigned Unit Holder executes and agrees to this entire Instrument consisting of five parts, namely,

Part I	— Tidelands Royalty Trust “B” Indenture.
Part II	— Unit Holder’s Conveyance to Republic National Bank of Dallas and L. C. Paslay, Trustees, of interest in and under the Purchase Agreement of April 30, 1951, to certain area.
Part III	— Unit Holder’s Conveyance to Tidelands Royalty “B” Corporation of interest in and under the Purchase Agreement of April 30, 1951, to certain area.
Part IV	— Contract between Unit Holder and Tidelands Royalty “B” Corporation.
Part V	— Unit Holder’s Assignment to Republic National Bank of Dallas and L. C. Paslay, Trustees, of rights under Contract between Unit Holder and Tidelands Royalty “B” Corporation.

2. By execution of this Instrument, Republic National Bank of Dallas and L. C. Paslay, as Trustees, execute and agree to the first part of this Instrument, namely:

Part I	— Tidelands Royalty Trust “B” Indenture.

  and accept, in their capacities as Trustees, the second and fifth parts of this Instrument,   namely:

Part II	— Unit Holder’s Conveyance to Republic National Bank of Dallas and L. C. Paslay, Trustees, of interests in and under the Purchase Agreement of April 30, 1951, to certain area.
Part V	— Unit Holder’s Assignment to Republic National Bank of Dallas and L. C. Paslay, Trustees, of rights under Contract between Unit Holder and Tidelands Royalty “B” Corporation.

3. By execution of this Instrument, Tidelands Royalty “B” Corporation accepts the third part of this Instrument, namely:

Part III	— Unit Holder’s Conveyance to Tidelands Royalty “B” Corporation of interest in and under the Purchase Agreement of April 30, 1951, to certain area.

  and executes and agrees to the fourth part of this Instrument, namely:

Part IV	— Contract between Unit Holder and Tidelands Royalty “B” Corporation.

4. This Instrument may be executed at various places and on various dates by the undersigned Unit Holder, by Republic National Bank of Dallas, Corporate Trustee, by L. C. Paslay, Individual Trustee, and by Tidelands Royalty “B” Corporation. It is intended and agreed that Part I — Tidelands Royalty Trust “B” Indenture, together with the identically corresponding Part I of all similar instruments executed at any times and places by other Unit Holders, and by the above-named Trustees and Corporation, shall each be an original counterpart of such Indenture, all of which shall constitute only one Indenture of Trust at Dallas, Dallas County, Texas.

PART I

TIDELANDS ROYALTY TRUST “B” INDENTURE

TIDELANDS ROYALTY TRUST “B”
AMENDED AND RESTATED
INDENTURE

This Amended and Restated Indenture of Trust~~,~~ shall be effective as of            , 2014, hereinafter called “Indenture,” the original Indenture of Trust having been made and entered into at Dallas, Texas, by and between the undersigned parties, designated and hereinafter called “Unit Holders,” and Republic National Bank of Dallas, a national banking association with offices at Dallas, Texas, hereinafter called “Corporate Trustee” and L. C. Paslay of Dallas, Texas, hereinafter called “Individual Trustee,” the Corporate Trustee and the Individual Trustee being herein collectively called the “Trustees,”

WITNESSETH:

By instrument dated April 30, 1951, hereinafter referred to as “Purchase Agreement,” a true copy of which (except for the names of the Purchaser and except for Exhibit C attached thereto), is attached hereto, marked Appendix 1, and is made a part hereof, W. L. Moody, III, Marine Instrument Company, Mexican Gulf Sulphur Company, and R. A. Irwin, individually, and Wright Morrow and Ethan Stroud, trustees, therein and herein collectively referred to as “Seller,” and certain oil companies, therein and herein referred to as “Purchaser,” entered into an agreement whereby Seller granted, bargained, sold and conveyed to Purchaser certain geophysical data, records, and information pertaining to certain areas of submerged lands in the Gulf of Mexico, outlined on Exhibit A attached to the Purchase Agreement. As part of the consideration for such sale, Purchaser agreed, upon the terms and conditions and subject to the contingencies set out in the Purchase Agreement, during the five year period from and after April 30, 1951, to make certain production payments and overriding royalty payments to the Republic National Bank of Dallas as Fiscal Agent for Seller, and after April 30, 1956, to assign to the owners of the interest of Seller under said Purchase Agreement certain production payments and overriding royalty interests pertaining to any of the area outlined on Exhibit C attached to the original executed copy of the Purchase Agreement upon which Purchaser may within fifty (50) years from the effective date of the Purchase Agreement acquire any oil, gas, or mineral lease or leases. The area outlined in Exhibit C attached to the original executed copy of the Purchase Agreement includes territories in the Gulf of Mexico adjacent to both the states of Texas and Louisiana, said territories being within the areas indicated on Exhibit A to the Purchase Agreement.

By instrument dated April 30, 1951, hereinafter referred to as “Agency Agreement,” Wright Morrow and Ethan Stroud, Trustees for certain of the former stockholders of Pan American Exploration Company, a former Delaware Corporation, then in dissolution, Marine Instrument Company, a co-partnership, W. L. Moody, III, and Mexican Gulf Sulphur Company, a Delaware Corporation, entered into an agreement for and on behalf of themselves and/or their assigns and the beneficiaries of the trust above mentioned, their heirs at law, next of kin, executors, administrators and/or assigns, as parties of the first part, with the Republic National Bank of Dallas, as party of the second part, known as Tidelands Royalty Agency “B,” by the terms of which the Republic National Bank of Dallas was designated Fiscal Agent for a period of five years from and after April 30, 1951, to receive and distribute any proceeds of production payments and overriding royalties which may accrue to Seller under the terms of the above mentioned Purchase Agreement dated April 30, 1951.

The rights, benefits and interests of the Seller in the Purchase Agreement referred to above are characterized as “units” in Exhibit D of the Purchase Agreement and in the aforementioned Agency Agreement, the aggregate of such rights, benefits and interests being represented by 1,386,525 units. The present owners of such rights, benefits and interests are herein referred to as “Unit Holders.”

Under the terms of the Purchase Agreement referred to above, the parties named as Purchaser therein are authorized to charge each Unit Holder with the reasonable cost and expense of making all conveyances of production payments and overriding royalties at the end of the aforesaid five-year Agency Agreement. In order to eliminate the duplication of cost which would result from separate conveyances, if any, by Purchaser to each Unit Holder after April 30, 1956, with each such conveyance being subject to the laws, rules, and regulations of the political body having jurisdiction of the area covered by said conveyance (which, by way of example, will include the laws of recordation, probate, and taxation), each of the undersigned Unit Holders is of the opinion that the best way for him to realize upon and liquidate his interest in the Purchase Agreement is for him, together with all other Unit Holders who so desire, to transfer all of his rights, benefits and interests in the Purchase Agreement to the Trustees named herein or the Corporation hereinafter mentioned, to be managed and liquidated in accordance with the terms of this Indenture.

Each of the undersigned Unit Holders concurrently with the execution of this Indenture is making a conveyance transferring, assigning and conveying to the Trustees all interest of such undersigned Unit Holder in and to the Purchase Agreement and in and to any and all production payments and overriding royalty interests and any and all money, credit, and proceeds accruing thereto to which such Unit Holder may now or at any time hereafter become entitled under the Purchase Agreement insofar as it pertains to certain areas in the Gulf of Mexico off the coast of Texas.

Because counsel for the Unit Holders advise that the law of the State of Louisiana provides that a trust may have a relatively short duration, and other considerations, there has been created a Delaware corporation, known as Tidelands Royalty “B” Corporation, to receive and hold title to Unit Holders’ rights under the Purchase Agreement insofar as they pertain to areas off the coast of Louisiana. All of the capital stock of the Corporation has heretofore been conveyed by its incorporators to the Trustees herein named. The undersigned Unit Holders are conveying to the Corporation by conveyances made concurrently with this Indenture all of the interest of such undersigned Unit Holders in and to the Purchase Agreement and in and to any and all production payments and overriding royalty interests and any and all money, credit and proceeds accruing thereto which such Unit Holders may now or at any time hereafter become entitled under the Purchase Agreement insofar as it pertains to certain areas in the Gulf of Mexico off the coast of Louisiana. Each of the undersigned Unit Holders and Tidelands Royalty “B” Corporation are making an agreement concurrently herewith under which, among other things, the Corporation agrees to pay said Unit Holder ninety-five one hundredths (95/100ths) of all income that the Corporation may receive from and under such rights so conveyed to it by the Unit Holder. Each of the undersigned Unit Holders by assignment made concurrently herewith is transferring to the Trustees all of his rights under his said contract with the Corporation.

Now, Therefore, in consideration of the premises, and to evidence the terms, conditions and trusts upon which the Trustees hold the rights and interests conveyed to them by the Unit Holders and the capital stock of the Corporation as aforesaid, it is agreed as follows:

ARTICLE I
Definitions

The terms defined in this Article I shall, for all purposes of this Indenture, have the respective meanings stated herein, unless the context otherwise connotes.

1. “Indenture” shall mean this instrument.

2. “Trust Estate” shall mean (a) all rights to any and all of the production payments and overriding royalty interests in oil, gas, and other minerals to which Seller may become entitled under the terms of the Purchase Agreement, insofar as and to the extent that Unit Holders have conveyed such rights to the Trustees together with all monies and other property in the hands of the Trustees representing the proceeds of oil, gas, or other minerals accruing to such production payments and overriding royalty interests, (b) all of the capital stock of Tidelands Royalty “B” Corporation and stockholders’ rights thereunder, (c) all rights of Unit Holders under their contracts with Tidelands Royalty “B” Corporation, and (d) all monies and other property in the hands of the Trustees accruing to the Trustees by virtue of their ownership of the property comprising the Trust Estate.

3. “Corporate Trustee” shall mean the Republic National Bank of Dallas, Texas, and its successors as from time to time constituted or appointed hereunder.

4. “Individual Trustee” shall mean L. C. Paslay of Dallas, Texas, and his successors as from time to time constituted or appointed hereunder.

5. “Trustees” shall mean the then acting Corporate Trustee and Individual Trustee, and “Trustee” shall mean either the Corporate or Individual Trustee.

6. “Certificate” shall mean a certificate of beneficial interest for one or more shares issued under this Indenture as hereinafter provided evidencing ownership of one or more Units.

7. “Transfer Agent” shall mean the person, firm or corporation appointed, as herein provided, as Transfer Agent to countersign, transfer, register and deliver ~~Certificates~~Units.

8. “Holder” or “Certificate Holder” or “Unit Holder” shall mean the registered owner of a ~~Certificates~~Unit as shown by the registration books maintained by the Transfer Agent at the time in question~~.~~, including the holder of a Certificate if such Unit is certificated

9. “Distribution Date” shall mean the close of business on March 31 and September 30 of each year in which any funds become available for distribution by the Corporate Trustee as hereinafter provided.

10. “Seller” shall mean the parties referred to as Seller in the Purchase Agreement of April 30, 1951, attached hereto as Appendix 1.

11. “Purchaser” shall mean the party or parties referred to as Purchaser in the Purchase Agreement of April 30, 1951, attached hereto as Appendix 1.

12. “Corporation” shall mean Tidelands Royalty “B” Corporation, a Delaware Corporation.

13. “Unit” or “Unit of interest” shall mean that undivided interest in the Trust Estate which is equal to one divided by the number of Units of interest. A Unit may be represented by Certificates or book-entry positions entered in compliance with the procedures the Corporate Trustee establishes for uncertificated Units pursuant to Article IV.

13. Words denoting one gender include other genders; the singular includes the plural, and the plural includes the singular.

ARTICLE II
Purpose of This Indenture

The purpose of this Indenture is to provide an efficient, orderly and practical means by which the Sellers under the Purchase Agreement may liquidate their interest in the Trust Estate. It is not the purpose of the parties hereto to create, and nothing in this Indenture shall be construed as creating, a partnership, joint venture or business association between or among ~~Certificate~~Unit Holders hereunder, present or future.

ARTICLE III
Title, Powers and Functions of the Trustees

Section 1.  The Trustees shall jointly take and hold full title, both legal and equitable, to all property at any time included in the Trust Estate, IN TRUST, HOWEVER, to be administered and disposed of by them in accordance with the terms of this Indenture for the benefit of the ~~Certificate~~Unit Holders hereunder in proportion to the respective interests of such Holders ~~as represented by said outstanding Certificates~~.

Section 2.  The Corporate Trustee shall have the following specific powers and all other powers hereinbefore or hereinafter by this Indenture conferred upon the Corporate Trustee:

(a) The Corporate Trustee shall receive and accept any and all conveyances of, and hold title jointly with the Individual Trustee, in its name and in the name of the Individual Trustee as Trustees to, any production payments and overriding royalties which Purchaser is obligated to convey to Seller under the terms and provisions of the Purchase Agreement.

(b) The Corporate Trustee is authorized and empowered to collect and receive and give receipts and acquittances for all monies accruing at any time to the Trust Estate.

(c) The Corporate Trustee is authorized and empowered to make, execute and deliver any and all division orders, transfer orders, sales contracts and other sales arrangements for oil, gas or other minerals which it may deem proper or which may be required by any purchaser of any oil, gas or other mineral accruing to any production payment or overriding royalty or contract right or interest therein which may at any time be a part of the Trust Estate.

(d) The Corporate Trustee is authorized and empowered in its discretion, subject to the provisions of Section 4 of this Article III, to do any and all things necessary or appropriate to preserve, uphold and defend the Trust Estate and the rights, powers, acts and omissions of the parties hereto as fully as individuals might do, including without limitation the power to institute, contest, arbitrate, compromise, waive, release or abandon any action, proceeding, claim, demand or right.

(e) The Corporate Trustee shall have the power to execute and deliver, or cause to be executed and delivered, powers of attorney, contracts, pooling and unitization agreements, options or other instruments which it may deem necessary or proper in the execution of its powers hereunder.

(f) The Corporate Trustee is authorized to pay out of available funds of the Trust Estate such taxes assessed against the Trust Estate or against either of the Trustees hereunder, the charges herein authorized to be made by the Trustees, and such other costs, expenses, debts, claims, liabilities and obligations incurred in connection with the Trust Estate or with which the Trust Estate or either Trustee may be charged, as it may deem necessary and proper and upon evidence by it deemed sufficient.

(g) The Corporate Trustee shall hold any monies that may form a part of the Trust Estate subject to the provisions of this Indenture.

(h) The Corporate Trustee is empowered, authorized and directed to distribute to the ~~Certificate~~Unit Holders monies constituting a part of the Trust Estate in the manner and to the extent hereinafter provided in this Indenture.

(i) The Corporate Trustee shall have the authority to attend all meetings of stockholders of the Corporation and at such meetings to vote, in person or by proxy, all of the capital stock of said Corporation for all purposes including the election of directors.

(j) The Corporate Trustee, when so directed by the Holders of a majority in interest of the then outstanding shares of beneficial interests in this Trust at a meeting thereof, shall vote the shares of stock in the Corporation in favor of the dissolution of the Corporation and shall cause its properties to be conveyed to the Trustees directly as a part of the Trust Estate free and clear of the contract referred to in the Preamble of this Indenture.

(k) The Corporate Trustee upon termination of this trust is authorized and directed, jointly with the Individual Trustee, to distribute among the ~~Certificate~~Unit Holders all of the remaining assets and property of the Trust Estate in the manner hereinafter provided in this Indenture.

(l) The Corporate Trustee shall have such further and additional powers and is authorized to do and perform such additional acts of any kind and character which it may deem necessary or expedient for the proper exercise of any of the powers conferred upon it by this Indenture.

Section 3.  The Individual Trustee shall have the following specific powers and all other powers hereinbefore or hereinafter by this Indenture conferred upon the Individual Trustee:

(a) The Individual Trustee shall receive and accept any and all conveyances of, and hold title jointly with the Corporate Trustee, in his name and in the name of Corporate Trustee as Trustees to, any production payments and overriding royalties which Purchaser is obligated to convey to Seller under the terms and provisions of the Purchase Agreement.

(b) The Individual Trustee is empowered and directed to prepare, execute, issue and deliver, as the issuer thereof, ~~Certificates~~Units of beneficial interest in this Trust as hereinafter provided.

(c) The Individual Trustee is empowered and directed to appoint the Transfer Agent, who shall be acceptable to the Corporate Trustee.

(d) The Individual Trustee, with the written consent and approval of the Corporate Trustee, is authorized to borrow money for the Trust from banks, ~~Certificate~~Unit Holders and any other persons (the proceeds of which shall be turned over to the Corporate Trustee) as shall be deemed necessary to pay any taxes assessed against the Trust Estate or either Trustee hereunder, and any other charges, costs, expenses, debts, liabilities and obligations in connection with the Trust Estate or with which the Trust

Estate or either Trustee may be charged or which may be necessary to protect, conserve, or defend the Trust Estate, including the property of the Corporation; and in connection with such borrowing, to pledge or mortgage all or so much of the Trust Estate as may be necessary to secure the same, executing and delivering any and all evidences of indebtedness and instruments of pledge or mortgage necessary to obtain and secure the borrowing.

(e) The Individual Trustee is solely empowered, authorized, and directed to exercise on behalf of the Trust the right reserved by Sellers in Article VI of the Purchase Agreement to examine Exhibit C to the Purchase Agreement and other data and records of the Purchaser, to ascertain whether the Purchaser is fulfilling and complying with the terms of the Purchase Agreement.

(f) The Individual Trustee shall have such further and additional powers and is authorized to do and perform such additional acts of any kind and character which he may deem necessary or expedient for the proper exercise of any of the powers conferred upon him by this Indenture.

Section 4.  It shall be the responsibility and duty solely of the Individual Trustee to determine whether Purchaser is fulfilling its obligations under and complying with the provisions of the Purchase Agreement, including the obligation to convey from time to time certain production payments and overriding royalty interests required to be conveyed by the Purchaser or its assigns to the Sellers or their assigns under the Purchase Agreement, and the obligation to pay and deliver from time to time all monies accruing to such interests; and in this connection the Individual Trustee is authorized and empowered to institute, contest, arbitrate, compromise, waive, release, or abandon any action, proceeding, claim, demand or right necessary or appropriate for the enforcement of the rights of Sellers under or arising from the Purchase Agreement.

Section 5.  The Trustees are authorized to employ and use the services of employees, agents, counsel, independent contractors, geologists, engineers, appraisers, auditors, accountants, investment advisors, experts~~,~~ and other representatives, and, except as to the power vested in the Individual Trustee in Section 3, paragraph (e) of this Article, to delegate such of its or his powers and authority upon any of such parties, as it or he may deem advisable or expedient.

Section 6.  With respect to the powers herein granted to or conferred upon a particular Trustee, the other Trustee shall, without responsibility therefor, do and perform all those acts and duties deemed by the Trustee to whom the power has been granted to be necessary or appropriate to the full and complete execution and performance of the granted power.

Section 7.  In the event any of the powers enumerated in this Indenture should be held invalid by a final judgment of a court with jurisdiction in the premises, the invalidity of any such power shall not affect any other power of the Corporate or Individual Trustee hereunder.

Section 8.  The Trustees, in the performance of their duties hereunder, shall not have the power or authority

(a) To engage in their capacities as Trustees hereunder in any trade or business.

(b) To invest or reinvest any monies forming a part of the Trust Estate, other than in accordance with the provisions of Article VII, Section 2 herein, or to use any of such monies for any purpose other than a purpose authorized herein.

(c) To acquire in their capacities as Trustees hereunder any oil, gas or other mineral interests other than those to which the Seller may be entitled under the Purchase Agreement or upon dissolution of Tidelands Royalty “B” Corporation as herein provided, or to acquire any other property whatsoever except such stationery, office supplies and equipment as the Trustees may need to keep the records of and administer this Trust.

(d) To sell or dispose of any of the production payments or overriding royalty interests to which the Seller may be entitled under the Purchase Agreement, ~~except as hereinafter provided~~other than sales in compliance with the following: (i) sales upon termination of this Trust ~~and~~, (ii) as may be necessary to pledge or mortgage such payments or interests for the limited purposes set forth in Section 3, paragraph (d) of this Article III, or (iii) Article IX, Section 6 which provides for small (<1%) sales if such sales are in the best interest of the Unit Holders.

Section 9.  The Trustees, as assignees of the rights of the Unit Holders under the above mentioned contracts between the Unit Holders and Tidelands Royalty “B” Corporation, shall carry out and perform the obligations of the Unit Holders thereunder. As the voting stockholder of all of the stock of that Corporation, the Corporate Trustee shall not allow that Corporation to own any property other than the rights conveyed to it concurrently herewith by the Unit Holders and any properties which may hereafter be conveyed to it directly or indirectly under the Purchase Agreement, and the Corporate Trustee shall not allow that Corporation to engage in any trade or business except the ownership and management of said rights and properties.

Section 10.  No party paying money to the Trustees shall be bound to see to the application of any money paid to the Trustees.

Section 11.  Each Trustee, either individually or in any representative or fiduciary capacity except as Trustee hereunder, may acquire, own, and dispose of ~~Certificates~~Units to the same extent as if it or he were not a Trustee hereunder.

ARTICLE IV
~~Certificates~~Units of Beneficial Interest

Section 1.  Each of the undersigned Unit Holders covenants that the conveyances to the Trustees and the Corporation made by such Unit Holder concurrently herewith are effective to convey all of the interest of such Unit Holder in the rights of the Seller under the Purchase Agreement, and that the number of ~~units~~Units described in such conveyances is the exact number of ~~units~~Units owned by such Unit Holder and may be relied upon by the Individual Trustee in issuing ~~Certificates~~Units of beneficial interest to such Unit Holder as hereinafter provided. It is understood that the names of all Unit Holders who execute this Indenture do not appear on the list of Unit Holders listed in Exhibit D attached to the Purchase Agreement for the reason that some of the original Unit Holders have transferred all or portions of their interests to others; and all such transfers by Unit Holders as are shown on the records of Republic National Bank of Dallas are hereby ratified and confirmed by the respective transferors as being valid and effective to transfer to the transferee thereof that proportionate part of the interest of the Seller under the Purchase Agreement and of the right to receive conveyances of interest in production payments and overriding royalty interests and moneys accruing thereto as provided in said Purchase Agreement that the number of Units~~units~~ described in such transfer bears to the total number of Units~~units~~ existing under the Purchase Agreement.

Section 2.  The Individual Trustee, through the Transfer Agent, shall forthwith issue to each Unit Holder ~~Certificate~~Certificates, in the form set forth as Appendix 2 hereto, for the number of shares of beneficial interest in this Trust equal to the aggregate number of “Units ~~units~~” which concurrently herewith said Unit Holder has conveyed to the Trustees. Upon the initial issue of Certificates hereunder, the Transfer Agent shall register and record the Certificates issued and the names and addresses of the Holders to whom issued. Thereafter, Units shall be evidenced by (i) Certificates in substantially the form of Appendix 2 hereto, (ii) a book entry position in Units maintained as part of a direct registration program, or (iii) any other manner required or permitted by United States securities laws or regulations promulgated by the Securities and Exchange Commission thereunder or regulations of any stock exchange on which the Units are listed. Thereafter the Transfer Agent shall maintain the official register of ~~Certificate~~Unit Holders which shall evidence the record ownership of outstanding ~~Certificates~~Units.

Section 3.  Each Unit Holder who executes this Indenture, as a ~~Certificate~~Unit Holder, shall be entitled, from and after the effective date of this Trust or the date of the Trustees’ execution of the Unit Holder’s particular counterpart of this Indenture, whichever is later, to participate according to the number of his shares in the rights and benefits of the ~~Certificate~~Unit Holders under this Indenture, and he shall be entitled to all the benefits of all of the Trust Estate and the proceeds thereof in accordance with his respective interests in this Trust, in the proportion that the number of shares owned by such ~~Certificate~~Unit Holder bears to the total number of shares outstanding under this Indenture. Each Holder or transferee of any such ~~Certificate~~Unit by assignment or otherwise takes and holds the same subject to all the terms and provisions of this Indenture. By an assignment or transfer of any such ~~Certificate~~Unit, the transferor thereby shall part with all his rights (to the extent of the transferred shares) in, to, and under such ~~Certificate~~Unit and in and to the Trust Estate as well as all rights under this Indenture as against all other ~~Certificate~~Unit Holders and the Trustees. Said ~~Certificate~~Units and the rights and benefits evidenced thereby are and shall be held and construed to be in all respects personal property, and shall in no wise pass to or vest in any owner or holder thereof or his heirs, devisees or assignees thereof as real estate; and said ~~Certificate~~Units shall be bequeathed, assigned, disposed of and distributed as personal estate. No ~~Certificate~~Unit Holder, as such, shall have any title, either legal or equitable, in or to any interest in the production payments or overriding royalty interests or other assets at any time forming a part of the Trust Estate, or in any oil, gas or other mineral accruing thereto; but the sole interest of each ~~Certificate~~Unit Holder during the existence of this Trust, shall be the right to receive his proportionate part of the net proceeds in the form of money in the hands of the Corporate Trustee which under this Indenture such ~~Certificate~~Unit Holder is entitled to receive, and upon termination of this Trust to receive conveyances or assignments of his share of the property then constituting the Trust Estate, as herein provided. No ~~Certificate~~Unit Holder shall have the right to call for or demand or secure any partition during the continuance of the Trust hereby created.

Section 4.  All Certificates, if Units are certificated, shall be issued and signed by the Individual Trustee and countersigned by the Transfer Agent. The signature of the Individual Trustee may be facsimile in form. In case the Individual Trustee whose signature may appear upon any of the Certificates shall cease to be the Individual Trustee before such Certificates so signed shall have been authenticated or delivered by the Transfer Agent, such Certificates, upon such authentication, delivery and issue, shall be valid and effective for all purposes as though the Individual Trustee who signed the same had continued to be the Individual Trustee. Certificates may be signed by or bear the signature of the Individual Trustee by such person who at the actual date of the signing of such Certificates shall be the Individual Trustee, although at the nominal date of such Certificates such person shall not be the Individual Trustee.

Section 5.  ~~Certificates~~Units shall be transferable only on the records of the Transfer Agent upon (i) the surrender of such Certificates duly endorsed with signature guaranteed by a bank or trust company satisfactory to such Transfer Agent ~~and~~(if Units are certificated) or in compliance with the Corporate Trustee’s procedures for uncertificated Units, and (ii) upon payment of any transfer charges of the Transfer Agent~~, and the~~. The date such transfer is actually entered by the Transfer Agent on its official records shall be the effective date of transfer, regardless of any prior date of execution. The Corporate Trustee may treat the owner of any Certificate as shown by the Transfer Agent’s records, or the Unit Holder of record in accordance with the Corporate Trustee’s procedures for uncertificated Units, as the owner thereof and shall not be charged with notice of any claim or demand to such ~~Certificate~~ Unit or the interest represented thereby by any other party. Any such transfer of a ~~Certificate~~Unit shall transfer to the transferee as of the effective date of transfer all right, title and interest of the transferor in and to the Trust Estate and all parts thereof and all funds therein, either received or receivable, to which transferor might be entitled under the transferred ~~Certificate~~Unit. A transfer of a Certificate bearing an execution date which is on or prior to, but which is transferred by the Transfer Agent after a Distribution Date as herein defined, shall not be effective, as to the Transfer Agent or Trustees, to transfer to the transferee the right of the transferor to any sum payable to him as the ~~Certificate~~Unit Holder of record at the close of business on such Distribution Date, and the Corporate Trustee may pay any such sum to the transferor without liability to the transferee, whose rights, if any, to recover said sum shall be solely against the transferor. As to matters affecting the title, ownership, warranty or transferability of ~~Certificate~~Units, the Uniform ~~Stock Transfer Act~~Commercial Code as adopted and then in force in the state of Texas shall govern, except as otherwise herein specifically provided. The death of the ~~Certificate~~Unit Holder shall not entitle the legal representatives, heirs or assigns of such deceased ~~Certificate~~Unit Holder to any accounting or valuation for any purpose, but such representatives shall succeed to all rights of the deceased ~~Certificate~~Unit Holder under this Indenture upon proper proof of title, satisfactory to the Transfer Agent. The Individual Trustee and Transfer Agent shall never be required to issue a ~~Certificate~~Unit covering any fractional share.

For the transfer or reissuance of shares the Transfer Agent may charge the transferee the fee established, as hereinafter provided, for each ~~Certificate~~Unit to be issued to the transferee as a result of the transfer and a like charge to the transferor for each ~~Certificate~~Unit to be reissued to the transferor. The Transfer Agent shall be entitled to withhold transfer and delivery of ~~Certificates~~Units, and the Corporate Trustee shall be entitled to withhold distributions to any such ~~Certificates~~Unit Holder, until such fees, as well as any stamp taxes then required with respect to the issuance or transfer of such ~~Certificates~~Units, have been paid.

Section 6.  ~~If~~For certificated Units, if any Certificate should become lost, destroyed, or mutilated, the Transfer Agent, in the discretion of, and upon proof satisfactory to the Transfer Agent, together with a surety bond sufficient in the opinion of the Transfer Agent, to indemnify the Trustees and the Transfer Agent against all loss or expenses in the premises, and any reasonable expense incurred by it or the Trustees in connection therewith, and upon surrender of any mutilated Certificate~~, may issue a new Certificate to the Holder of such lost, destroyed or mutilated Certificate as shown by the records of the Transfer Agent,~~ and upon payment of a reasonable charge of the Transfer Agent,~~and any reasonable expense incurred by it or the Trustees in connection therewith.~~ may issue at the discretion of the holder of such lost Certificate, either a new Certificate or evidence of ownership compliant with the Trustees’ procedures for uncertificated Units.

Section 7.  In the event of any disagreement between the transferees, assignees, heirs, legal representatives, legatees, or other claimants succeeding to or claiming all or any part of the interest of any ~~Certificate~~Unit Holder, resulting in adverse claims or demands being made in connection with such interest, the Trustees and Transfer Agent shall be entitled at the option of any of them to refuse to comply with any such claims or demands, so long as such disagreements shall continue. In so refusing, the Trustees and Transfer Agent may elect to make no delivery or other disposition of the interest represented by the ~~Certificate~~Unit involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and, in so doing, the Trustees and Transfer Agent shall not be or become liable to any of said parties or anyone whomsoever for their failure or refusal to comply with such conflicting or adverse claims or demands, and they shall be entitled to continue so to refrain and refuse so to act, until

(a) The rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, and a certified copy of such final judgment has been furnished to the Trustees and Transfer Agent; or

(b) All differences have been adjusted by valid agreement between said parties, and the Trustees and Transfer Agent shall have been notified thereof in writing signed by all of the interested parties.

Upon distribution of any monies so withheld by reason of conflicting or adverse claims or demands the Trustees may deduct therefrom the amount of all expenses, including taxes, they or either of them shall have incurred as a result of withholding such distribution pending adjudication or settlement of such conflicting or adverse claims or demands.

Section 8.  The Transfer Agent, acceptable to the Corporate Trustee, shall be designated and appointed by the Individual Trustee. The terms and conditions under which the Transfer Agent shall serve in such capacity, together with the compensation, transfer fees, and other charges of the Transfer Agent shall be established from time to time by agreement, consistent with the terms of this Indenture, between the Transfer Agent and the Individual Trustee, with the approval of the Corporate Trustee. The Transfer Agent may be discharged by the Individual Trustee with the approval of the Corporate Trustee. In the event of the resignation, discharge, failure, refusal or inability to serve of the Transfer Agent, a successor Transfer Agent shall be designated and appointed in like manner.

ARTICLE V
Liability of Trustees

Section 1.  The Trustees, both Corporate and Individual, shall not be liable to any Unit Holder, Certificate Holder or to any other person whomsoever for any loss, damage, claim, demand or liability arising out of or in any way connected with this Trust or resulting from any act or omission of the Trustees in connection herewith, or for any error of judgment made in good faith; nor shall the Trustees be liable for the acts or omissions of any agent, employee or representative elected or appointed by or acting for said Trustees, including officers, directors, agents and employees of Tidelands Royalty “B” Corporation. In no event shall either Trustee be liable to anyone except for its or his own wilful misconduct or failure to account properly for funds and property actually received.

Section 2.  No officer or director of Tidelands Royalty “B” Corporation, who is or was at the time in question also an officer or employee of the Corporate Trustee, shall be liable to any Unit Holder, Certificate Holder, Stockholder or Individual Trustee, nor to any other person whomsoever for any loss, damage, claim, demand or liability arising out of or any way connected with the management and administration of the affairs of the Corporation, or for any act or omission of such officers and directors in connection therewith, nor for any error of judgment made in good faith; nor shall such officers and directors be liable for the acts or omissions of any agent, employee or representative of the Corporation. In no event shall any such officer or director be liable to anyone except for his own wilful misconduct or failure to account properly for funds and property actually received.

Section 3.  All debts, obligations, claims, demands, liabilities and causes of action of every character asserted by any person whomsoever with respect to the Trust Estate or any act or omission of the Trustees shall, if established, be satisfied out of the Trust Estate and under no circumstances shall be the personal obligation of the Trustees. If any liability should be asserted against the Trustees, or either of them, or against any ~~Certificate~~Unit Holder as a transferor of property conveyed to the Trustees or the Corporation, the Corporate Trustee may use such part of the Trust Estate as may be necessary in contesting any such liability and in payment thereof. The Corporate Trustee may take such action and incur such expenses as it may in its uncontrolled discretion deem advisable in connection with any such claim and likewise may effectuate a compromise thereof.

Section 4.  In no event shall either of the Trustees be obligated to take any action as a Trustee hereunder which in its or his opinion might subject the Trustee to any expense or liability whatsoever unless, in the opinion of such Trustee, sufficient funds or property, available for reimbursement and indemnification of such Trustee, are present in the Trust Estate to reimburse or indemnify such Trustee; but neither the presence in the Trust Estate of such funds or property, nor the furnishing of same, shall obligate the Trustees or either of them to take any action which it or he may deem improper under this Indenture. No bond shall ever be required of the Trustees or either of them.

Section 5.  Each Trustee may, but shall not be required to, consult with counsel (who may be its or his own counsel), accountants, geologists, engineers and other parties deemed by such Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matter submitted to them by such Trustee shall be full and complete authorization and protection to the Trustees, and neither Trustee shall be liable to any person for any act taken, suffered or refused by it or him hereunder in good faith and in accordance with the opinion of any such party.

ARTICLE VI
Method of Succession of Trustees

Section 1.  The Corporate Trustee may resign at any time by written notice to each of the then ~~Certificate~~Unit Holders, given by mail addressed to each such Holder at his last known post office address as shown by the records of the Transfer Agent at the time such notice is given. Such notice shall be duly acknowledged in the forms required under the laws of Texas and Louisiana and any Federal law or regulation for the acknowledgment of deeds, and shall specify a date when such resignation shall take effect, which shall be a business day not less than sixty (60) days from the date such notice is mailed. In such notice the Corporate Trustee shall in the manner prescribed in Section 6 of this Article VI, call a meeting of the ~~Certificate~~Unit Holders for the purpose of selecting a successor Corporate Trustee. The resignation of the Corporate Trustee shall be effective on such specified date regardless of whether or not a successor Corporate Trustee has then been appointed.

Section 2.  The Individual Trustee may resign at any time by written notice to each of the then ~~Certificate~~Unit Holders, given by mail addressed to such Holder at his last known post office address as shown by the records of the Transfer Agent at the time such notice is given. Such notice shall be duly acknowledged in the forms required under the laws of Texas and Louisiana and any Federal law or regulation for the acknowledgment of deeds, and shall specify a date when such resignation shall take effect, which shall be a business day not less than sixty (60) days from the date such notice is mailed. In such notice the Individual Trustee shall state the name of the person to become the successor Individual Trustee as hereinafter provided in Section 5 of this Article VI. In the event the successor Individual Trustee as provided in Section 5 of this Article VI is dead or has indicated his refusal or inability to serve, the retiring Individual Trustee shall, in the manner prescribed in Section 6 of this Article VI, call a meeting of the ~~Certificate~~Unit Holders for the purpose of selecting a successor Individual Trustee. The resignation of the Individual Trustee shall be effective on such specified date regardless of whether or not a successor Individual Trustee has then been appointed.

Section 3.  At any meeting of the ~~Certificate~~Unit Holders called for the purpose, either Trustee may be removed by the affirmative vote of ~~Certificate~~Unit Holders owning a majority in interest of the then outstanding shares. A Trustee so removed shall forthwith be paid any and all compensation, fees, expenses, and other sums of money to which it or he may then be entitled.

Section 4.  In the event of a vacancy in the position of either Trustee or in the event a Trustee in its or his resignation has designated a date in the future at which such resignation shall become effective, the ~~Certificate~~Unit Holders owning a majority in interest of the shares then outstanding may, at a meeting of the ~~Certificate~~Unit Holders, appoint a successor Trustee, subject to the special provisions for successor Individual Trustee in Section 5 of this Article VI. Any successor Corporate Trustee shall be a bank or trust company having its principal office in the State of Texas or elsewhere and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00). Any successor Individual Trustee shall be a person satisfactory to the Purchaser for the purpose of examining Exhibit C to the Purchase Agreement. In the event a vacancy in the position of either Trustee continues for sixty (60) days, a successor Trustee may be appointed by the Senior Judge of the United States District Court for the Northern District of Texas, Dallas Division (if he fails or refuses to act, then by the Senior Judge of the District Courts of Dallas County, Texas), upon the application of the other Trustee, the resigned Trustee, or any ~~Certificate~~Unit Holder; and in the event any such application is filed, such court may appoint, at any time thereafter, a temporary Trustee having the qualifications specified in this Section, and such temporary Trustee shall, pending the final appointment of a successor Trustee, have such powers and duties as the court appointing such temporary Trustee shall provide in its order of appointment, consistent with the provisions of this Indenture.

Immediately upon the appointment of any successor Trustee, all rights, titles, duties, power and authority of the retiring Trustee hereunder shall be imposed upon, vested in and undertaken by the new Trustee, and the new Trustee, upon delivering to the retiring Trustee adequate receipts, releases and acquittances, shall be entitled to receive from the retiring Trustee all of the Trust Estate held by it or him and all records and files in connection therewith.

Section 5.  In the event of the death, resignation, removal, refusal or inability to serve of L. C. Paslay, the Individual Trustee named in this Indenture, J. H. Pernell shall become and be successor Individual Trustee. In the event of the death, resignation, removal, refusal or inability to serve of J. H. Pernell as Individual Trustee, Charles G. McBurney shall become and be successor Individual Trustee.

Section 6.  In cases where action may be taken by a meeting of the ~~Certificate~~Unit Holders, as provided in this Indenture, such meeting may be called by either Trustee or by ~~Certificate~~Unit Holders owning not less than ten per cent (10%) in interest of the then outstanding shares. Such meeting shall be held at such time and place in the State of Texas as may be designated in the notice which shall state the business to be transacted at said meeting, and no other business than that stated in the notice shall be transacted at said meeting. Such meeting shall not be held until the expiration of twenty days from the deposit of a copy of said notice in the United States mail properly addressed and postage prepaid, to each ~~Certificate~~Unit Holder at his last known post office address as shown by the records of the Transfer Agent. At any such meeting each ~~Certificate~~Unit Holder may be present and vote either in person or by proxy. A telegram, telex, cablegram, email, or other form of electronic transmission, including telephone transmission, by the Unit Holder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unit Holder shall be treated as instruments in writing for purposes of proxy, or other vote in accordance with this Article VI, Section 6. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Unit Holder. A written statement executed and duly acknowledged, in the form required by the laws of Texas and Louisiana and any Federal law or regulation for acknowledgment of deeds, by an authorized officer of the Corporate Trustee (or if it has resigned, by the Individual Trustee) setting forth the facts concerning the calling of any such meeting, the giving of the notice thereof and of the action taken at said meeting, including the total number of shares represented by all outstanding ~~Certificates~~Units, the number of shares present at such meeting, and the number of shares taking such action, and filed in the records of any county or agency having jurisdiction over any part of the Trust Estate, shall be conclusive as to all facts recited in said statement, and all parties dealing with the Trust Estate or any part thereof shall be protected in acting in reliance upon any such statement. In the event both Trustees have resigned and no successor Trustee has been appointed at the time of such meeting, the statement of action taken at the meeting of ~~Certificate~~Unit Holders shall be made by an authorized officer of the resigned Corporate Trustee and shall have the same force and effect as if such resigned Corporate Trustee were still serving in the capacity of Corporate Trustee hereunder.

Whenever the vote of ~~Certificate~~Unit Holders at a meeting thereof is required or permitted by any provision of this Indenture to be taken in connection with any action hereunder, the meeting and vote of ~~Certificate~~Unit Holders may be dispensed with, if at least the same number or percentage of  ~~Certificate~~Unit Holders who would have been entitled to take or authorize such action upon a vote thereon if such meeting were held, shall consent ~~in writing~~ to such action being taken~~.~~ in a writing satisfying the requirements of this section.

Nothing in this Section 6 or any other provision of this Indenture shall be deemed to give ~~Certificate~~Unit Holders, individually or collectively, any power or right of control over the Trust Estate or the Trustees and their respective rights, duties, powers and activities hereunder, except as may result from the removal of either Trustee, the appointment of successor Trustee, the extension or termination of this Trust, or the amendment of this Indenture, and as may result from authorization to the Corporate Trustee to dissolve Tidelands Royalty “B” Corporation, or to the Trustees to organize and create one or more corporations to hold and administer property comprising the Trust Estate.

ARTICLE VII
Accounting for Proceeds of Trust Estate

Section 1.  The Corporate Trustee may and shall use so much of all money received by it as may be necessary to pay all liabilities and obligations incurred by either of the Trustees in connection with this Trust, including but without limiting the generality of the foregoing, all expenses (including all expenses of establishing this Trust and the Corporation), taxes, liabilities incurred of all kinds, compensation to the Corporate Trustee for its services hereunder, and compensation to such parties as may be employed or used by the Trustees under Article III, Section 5 hereof.

Section 2. Cash on hand, being held by the Corporate Trustee as a reserve for liabilities or for distribution at the next distribution date shall be invested (in the Corporate Trustee’s discretion) in:

(a) obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such agency’s or instrumentality’s such obligations are secured by the full faith and credit of the United States); or

(b) repurchase agreements secured by obligations qualifying under subparagraph (a) above; or

(c) certificates of deposit of any band having capital, surplus and undivided profits in excess of $100,000,000; or

(d) other interest bearing accounts in FDIC-insured state or national banks, including the Corporate Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation.

Section 3.  During the months of April and October of each year the Corporate Trustee shall make distributions to the ~~Certificate~~Unit Holders pro rata of the cash in the Trust Estate available for distribution as of the close of business on March 31 and September 30 preceding, as the case may be, such payment to be made to the ~~Certificate~~Unit Holders of record on the records of the Transfer Agent at the close of business on such preceding distribution date. As soon as practicable following March 31 and September 30 of each year, the Transfer Agent shall deliver to the Corporate Trustee a report containing the names and addresses of the ~~Certificate~~Unit Holders of record at the close of business on such preceding distribution date, indicating opposite each name the number of shares owned of record by such Holder. The report of the Transfer Agent shall also state the number of shares the ownership of which is in disagreement or in doubt, and the number of shares upon which transfer fees or taxes are due but unpaid. In making distribution as herein provided, the Corporate Trustee may rely solely and finally upon such report of the Transfer Agent. The Corporate Trustee shall distribute all cash on hand in the Trust Estate as of such distribution date, less such amount of money as the Corporate Trustee may in its uncontrolled discretion, determine should be reserved for the payment of accrued liabilities and of expenses and liabilities not then accrued and for liabilities and expenses and other cash requirements of the Trust Estate expected to arise during the succeeding six months for which a cash reserve should in the uncontrolled discretion of the Corporate Trustee be established, and less such amounts of money as the Corporate Trustee is authorized to withhold under Sections 5, 6 and 7 of Article IV of this Indenture. The said payments shall be made by the Corporate Trustee’s mailing to the ~~Certificate~~Unit Holders checks drawn on the bank in which Trust funds are deposited for the amounts to be paid to each ~~Certificate~~Unit Holder, and with each such check the Corporate Trustee shall send to each ~~Certificate~~Unit Holder a statement showing in summary form the receipts and disbursements of the Corporate Trustee during the period since the last distribution date.

As soon as practicable after the close of each calendar year, the Corporate Trustee shall mail to each party to whom it shall have made any disbursements or payments during the preceding calendar year a statement of the amount of taxable income, as reflected by the Corporate Trustee’s fiduciary income tax return, that such party has received during the preceding calendar year on account of all payments made to him by the Corporate Trustee during such year.

Section ~~3.~~4.  On the effective date of this Trust, certain Unit Holders signatory to this Indenture (perhaps including the Individual Trustee), will advance to the Trust, by depositing with the Corporate Trustee, the sum of Three Thousand Five Hundred Dollars ($3,500.00), to cover estimated compensation and expenses of the Trustees prior to such time as proceeds of the Trust Estate are received by the Corporate Trustee. If such sum advanced is insufficient, it may from time to time be supplemented by the same or other Unit Holders or Certificate Holders. Such advances shall be treated as liabilities of the Trust. As soon as the Corporate Trustee receives monies from proceeds of the Trust Estate sufficient to do so, taking into account then current expenses and other liabilities of the Trustees, the Corporate Trustee shall reimburse such contributing Unit Holders or Certificate Holders the amount each has so advanced, before any distribution of net proceeds is made to ~~Certificate~~Unit Holders under Section 2 of this Article VII.

ARTICLE VIII
Indemnification, Reimbursement and Compensation
of the Trustees

Section 1.  Each Trustee shall be indemnified by, and receive reimbursement from the Trust Estate against and from any and all liability, claims, damages or loss incurred by it or him in the administration of the Trust Estate or any part thereof, or in the doing of any act of omission or commission done or performed by it or him as Trustee hereunder; and the Corporate Trustee and Individual Trustee shall have respectively a first and second lien upon the Trust Estate to secure them for such indemnification and reimbursement, as well as for the compensation to be paid to the Corporate Trustee hereunder.

Section 2.  Both the Corporate Trustee and the Individual Trustee as well as the Transfer Agent shall be protected, and shall not be liable to any one whomsoever, in acting upon any notice, credential, certificate, assignment, transfer, or other document or instrument believed by them, or any of them acting on same, to be genuine and to be signed by the proper party or parties.

Section 3.  The Corporate Trustee shall receive the following compensation for its services as Corporate Trustee hereunder:

Acceptance fee	$1,000.00
Receiving, recording, and entering on Trust records all assignments or conveyances from the Purchaser – per instrument	5.00
Receiving, verifying, executing, and entering on Trust records all division orders, transfer orders, contracts, unitization agreements, and similar instruments – per instrument	5.00
Receiving, checking, and entering on Trust records all remittances of all production and royalty payments from Purchaser – per remittance	1.00
Preparing, recording, and mailing distribution checks to ~~Certificate~~Unit Holders – per check	.50

In addition to the foregoing fees for specific services, the Corporate Trustee shall receive reasonable and customary fees and compensation for other services in connection with this Trust including, without limiting the generality of the foregoing, the fallowing:

Preparation and filing fiduciary income tax returns and sending to ~~Certificate~~Unit Holders statements of taxable income.

Determination and payment of taxes, costs, expenses, claims, liabilities, and obligations incurred in connection with the administration of the Trust Estate and the activities of the Trustees hereunder.

Attendance at meetings of ~~Certificate~~Unit Holders and preparation of statements of action taken thereat.

Attendance at stockholders’ meetings of Tidelands Royalty “B” Corporation and voting capital stock thereat.

Services involved in termination, liquidation or conversion to a corporation, of this Trust, or any part thereof, and termination of Tidelands Royalty “B” Corporation.

The minimum annual compensation of the Corporate Trustee, against which all charges and fees (other than the acceptance fee) shall be credited, shall be Five Hundred Dollars ($500.00). Upon request of the Corporate Trustee, the compensation and fees provided in this Section 3 may be changed from time to time by the affirmative vote of ~~Certificate~~Unit Holders owning a majority in interest of the then outstanding shares taken at a meeting of ~~Certificate~~Unit Holders in accordance with the provisions of Article VI, Section 6.

Section 4.  The Corporate Trustee shall pay out of the Trust Estate the reasonable expenses incurred by the Individual Trustee in the performance of his duties hereunder.

Section 5.  In the event of litigation involving the Trust Estate, audits, or inspection of the records of the Trust Estate, pertaining to transactions affecting the Trust Estate, or any other unusual or extraordinary services rendered in connection with the administration of the Trust Estate, the Trustees shall be entitled to receive, in addition to the regular compensation above provided, reasonable compensation for such unusual services rendered, together with reimbursement for their actual expenditures in connection therewith.

Section 6.  If either Trustee performs special services at the request and for the benefit of an individual ~~Certificate~~Unit Holder, such Trustee shall be entitled to receive from such ~~Certificate~~Unit Holder reasonable compensation therefor; provided, however, that this sentence shall not obligate either Trustee to perform any such special service.

ARTICLE IX
Miscellaneous

Section 1.  Each ~~Certificate~~Unit Holder of record and his duly authorized agents, attorneys and auditors shall have the right at reasonable intervals and during reasonable business hours, to examine, inspect and make audits in respect to the Trust Estate and the records of the Trustees, the Transfer Agent and the Corporation in reference thereto; provided, however, that the Trustees and the Corporation and their directors, officers and employees shall not be required or obligated to divulge the name of any oil company or other party which is or may become a Purchaser under the Purchase Agreement or which at any time may make any payments or conveyances to the Trustees or the Corporation.

Section 2.  Neither a change of name of the Corporate Trustee nor any merger, consolidation or conversion into or with a state or national bank, shall affect the Corporate Trustee’s position as Corporate Trustee hereunder; and the Corporate Trustee, under whatever name it may be known, and any corporation into or with which it may be converted, merged or consolidated, shall exercise and possess the rights, powers, privileges and immunities, and perform the duties and obligations of, the Corporate Trustee hereunder.

Section 3.  Neither this Indenture nor any executed copy hereof need be filed in any county, agency, registry or jurisdiction in which any of the Trust Estate is located, but the same may be filed for record in any such county, agency, registry or jurisdiction by either Trustee if it or he so elects. In order to avoid the necessity of filing this Indenture for record, the Trustees agree that for the purpose of vesting the record title in any successor Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances of the Trust Estate, preserving and continuing the terms and provisions of the original conveyances into this Trust, made concurrently herewith, referred to in the Preamble of this Indenture, but without any warranty of title.

Section 4.  If in their judgment such action is necessary to the preservation or enhancement of the Trust Estate, the Trustees are authorized and empowered on behalf of ~~Certificate~~Unit Holders and Unit Holders to amend the Purchase Agreement of April 30, 1951, under the circumstances and in the manner hereinafter provided:

In the event the Purchase Agreement or any lease obtained by the Purchaser which is subject to the Purchase Agreement should become subject to any state or federal law or regulation which either

(1) Limits the aggregate percentage of all royalties, overriding royalties, or payments out of production, or

(2) Provides that if the aggregate percentage of royalties, overriding royalties, or payments out of production shall exceed a certain percentage the same shall be deemed a violation of the lease unless the agreement creating the overriding royalties or payments out of production expressly provides that such overriding royalties or payments out of production shall be limited or suspended when oil, gas or mineral production falls below a certain amount, then, and only in such event, the Purchase Agreement may be modified and amended to the extent necessary to conform to, and be valid under, such law or regulation.

In the event the Purchase Agreement of April 30, 1951, should be deemed to be subject to the rule of law known as the “Rule Against Perpetuities,” then, and only in such event, the Purchase Agreement may be modified and amended to the extent necessary to conform to, and be valid under, such rule of law for the longest possible period of time.

Section 5.  Insofar as may be provided, it is hereby provided that this Trust shall not be subject to the provisions of the Texas Trust ~~Act~~Code as it may now or hereafter be written. In all other respects, this Indenture shall be deemed to be a contract made under, and shall be construed in accordance with, the law of the State of Texas.

Section 6.  Notwithstanding Article III, Section 8 hereof or anything to the contrary contained in this Indenture, during any twelve-month period the Corporate Trustee may without obtaining the consent of the Unit Holders sell, assign, transfer and convey up to one percent (1%) of the value of the royalties in any one or more transactions that the Corporate Trustee determines to be in the best interest of the Unit Holders. For purposes of this Article IX, Section 6, the value of the royalties to be sold and of all the royalties shall be the discounted present value of the future net revenue attributable to the proved reserves attributable to such royalties, as set forth in a reserve report as of December 31 of the year preceding the date of the definitive sale agreement for any sale (such report to be prepared by independent petroleum engineers selected by the Corporate Trustee). The use of such values is solely for the purpose of determining compliance with this Article IX, Section 6, and it is recognized that the proceeds of the sale may be greater or lesser than the value so determined.

ARTICLE X
Duration and Termination of Trust

Section 1.  The Trust hereby created shall become effective June 1, 1954, provided all of the events enumerated in Section 5 of this Article X have then occurred, and shall continue until April 30, 2001, provided that:

(a) The Holders of a majority in interest of the shares then outstanding may, by resolution adopted at a meeting of the ~~Certificate~~Unit Holders or by written consent, extend the term of this Trust for an additional period of not more than twenty (20) years each from the date said resolution is adopted or the date fixed in such written consent.

(b) The Holders of a majority in interest of the shares then outstanding may, by a resolution adopted at a meeting of ~~Certificate~~Unit Holders or by written consent, authorize and direct the Trustees to organize and create one or more corporations (other than Tidelands Royalty “B” Corporation) to receive and hold title to the assets and property then comprising the Trust Estate, or any portion thereof, as the  ~~Certificate~~Unit Holders shall authorize, and to administer the same in the place of the Trustees; provided, however, that there shall be no such action if any ~~Certificate~~Unit Holder shall in writing object to such action at a meeting of ~~Certificate~~Unit Holders, or if the Corporate Trustee shall receive written objection to such action from any ~~Certificate~~Unit Holder within twenty (20) days from the mailing to ~~Certificate~~Unit Holders of either notice of such meeting or request for such written consent, in the manner provided for notice of meetings in Article VI, Section 6. In the event such a corporation is organized:

1. Such corporation shall be organized under the laws of and in such jurisdiction and with such powers as such ~~Certificate~~Unit Holders shall in such resolution or written consent authorize and approve.

2. Each then outstanding ~~Certificate~~Unit Holder shall own an interest in such corporation in the same proportion as his share of beneficial interest under this Trust bears to all then outstanding shares of beneficial interest under this Trust. The shares of such corporation shall be distributed at the time and in the manner prescribed in such resolution or written consent.

3. The Trustees shall transfer and convey to such corporation such assets and property then comprising the Trust Estate as such ~~Certificate~~Unit Holders shall authorize and direct in said resolution or written consent; and such corporation shall assume such outstanding debts, obligations and liabilities of the Trustees and Trust Estate as such ~~Certificate~~Unit Holders shall authorize and direct in such resolution or written consent.

Upon completion of the organization of such corporation, and the issuance of its capital stock, and the transfer and conveyance to it of assets and properties of the Trust Estate, and the assumption by it of debts, obligations, and liabilities of the Trustees and the Trust Estate, all as above provided, this Trust shall no longer apply and the Trustees shall be under no further liability with respect to the property so conveyed to the corporation. If all of the assets and properties of the Trust Estate are conveyed to such corporation or corporations and all of the debts, obligations and liabilities of the Trustees and Trust Estate are assumed by such corporation or corporations, this Trust shall terminate and the Trustees shall be under no further liability whatever.

(c) No amendment to this Indenture shall in any way change the nature of this Trust from that of a purely ministerial trust. Subject to this limitation, the Holders of eighty percent (80% ) in interest of the shares at any time outstanding may, by resolution adopted at a meeting of ~~Certificate~~Unit Holders or by written consent, amend this Indenture in such manner as shall be provided in such resolution or written consent; provided, however, that there shall be no change in the rights, duties or responsibilities of either Trustee without the consent of such Trustee; and provided, further, that there shall be no change in the purpose of this Trust or in the substantive rights of ~~Certificate~~Unit Holders if any ~~Certificate~~Unit

Holder shall in writing object to the amendment at such meeting of ~~Certificate~~Unit Holders or if the Corporate Trustee shall receive written objection from any ~~Certificate~~Unit Holder within twenty (20) days from the mailing to ~~Certificate~~Unit Holders of either notice of such meeting or request for such written consent, in the manner provided for notice of meetings in Article VI, Section 6.

(d) The Holders of eighty percent (80%) in interest of the shares at any time outstanding may, by resolution adopted at a meeting of ~~Certificate~~Unit Holders or by written consent, terminate this Trust at such date as may be fixed in such resolution or written consent.

A certificate of the kind and character specified in Article VI, Section 6 of this Indenture, reciting the action authorized and approved by the ~~Certificate~~Unit Holders at such meeting or by written consent and filed for record in the records of any county, agency, registry or jurisdiction where any part of the Trust Estate may then be located shall be conclusive evidence of any such termination or extension of the term of this Trust or the conversion of this Trust, or any portion thereof, into a corporation. Upon termination of this Trust by lapse of time or action of the ~~Certificate~~Unit Holders, a majority in interest of the then outstanding ~~Certificate~~Unit Holders shall designate an Agent to receive from Purchaser all subsequent conveyances and payments and to distribute same among the persons entitled thereto.

Section 2.  Notwithstanding the duration and extension provisions of Section 1 of this Article X, or any other provision of this Indenture, this Trust shall in any event terminate not later than twenty-one (21) years from and after the death of the last survivor of all of the individual persons who as Unit Holders execute this Indenture and establish this Trust and who are living at the effective date of this Trust.

In the event it should be finally determined by any court, tribunal, or other authority having jurisdiction to so determine, that the immediately foregoing paragraph of this Section 2 is invalid for any reason, including the reason that the number of individual persons who as Unit Holders execute this Indenture and establish this Trust and are living at the effective date of this Trust are either so numerous or so situated that evidence of their deaths is likely to be unreasonably difficult to obtain, then, in that event only, it is provided that notwithstanding the duration and extension provisions of Section 1 of this Article X or any other provision of this Indenture, including the provisions of the first paragraph of this Section 2, this Trust shall terminate not later than twenty-one (21) years from and after death of the last survivor of the following persons, all of whom were signers of the Purchase Agreement, to-wit:

L. C. Paslay
J. H. Pernell
Charles G. McBurney
W. L. Moody, III
R. A. Irwin
Wright Morrow
Ethan Stroud

and the lineal descendants of each of said persons living at the effective date of this Trust.

Section 3.  For the purpose of liquidating and concluding the affairs of this Trust at its termination otherwise than by complete conversion to a corporation, the Trustees shall continue to act as such until their duties have been fully performed, subject to the right of resignation and removal. The Corporate Trustee may engage the services of one or more investment advisors or other parties deemed by the Corporate Trustee to be qualified as experts on such matters to assist the Trustees with such sales and the Trustees shall be entitled to rely on the advice of such persons as contemplated by Article III, Section 5. At such time, after paying, satisfying and discharging all of the debts, liabilities, and obligations of the Trust Estate, the Trustees shall make distribution of the Trust Estate according to the respective interests and rights of the then ~~Certificate~~Unit Holders, executing and delivering to the persons entitled thereto all instruments of assignment or conveyance without, however, any warranty of title, as are proper to transfer to each ~~Certificate~~Unit Holder legal title to his undivided share of the property then comprising the Trust Estate, in return for the surrender of his outstanding ~~Certificates~~Units. After so doing, the Trustees, both Individual and Corporate, shall be under no further liability.

Section 4.  It is recognized by all parties that as of the date of this Indenture no oil, gas or mineral leases have been acquired by the Purchaser under the Purchase Agreement in the area outlined on Exhibit C attached thereto, and that therefore Unit Holders have not acquired any rights in any existing production payments or overriding royalty interests or in any money payments with respect thereto. The Trust Estate as of this date consists only of the capital stock of Tidelands Royalty “B” Corporation, the rights of Unit Holders under the contract of Unit Holders with that Corporation, and the contractual rights of Seller existing under the Purchase Agreement to receive conveyances of production payments and overriding royalty interests if and when any such leases are acquired by Purchaser as provided in the Purchase Agreement and to receive payments with respect to oil, gas or minerals accruing thereto if and when such substances are discovered, produced, saved and sold from any such leases which may be so obtained by Purchaser. No party to this Indenture makes any representation as to the value of such capital stock or contractual rights or that any production payments or overriding royalties will ever be acquired and become part of the Trust Estate.

Section 5.  This Indenture and the conveyances and assignments executed concurrently herewith shall not take effect until Unit Holders owning at least seventy percent (70%) of all ~~units~~Units under the Purchase Agreement have executed one or more counterparts of this Indenture and such counterparts have been executed by the Trustees and until the present owners of the rights of the Purchaser under the Purchase Agreement have in writing approved this Indenture and have agreed to make such payments and conveyances as the Purchaser is obligated to make under the Purchase Agreement to the Trustees or the Corporation, as the case may be, rather than to the Fiscal Agent or the Unit Holders as provided in the Purchase Agreement. Upon this Indenture’s becoming effective, the Tidelands Royalty Agency “B”, referred to in the Preamble of this Indenture, shall ipso facto terminate and thereafter shall no longer be in force and effect with respect to the interests under the Purchase Agreement of all Unit Holders who become parties to this Indenture.

SPECIAL MEETING OF UNIT HOLDERS OF

TIDELANDS ROYALTY TRUST "B"

___, 2014

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030033333303000000 1

THE TRUSTEE RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A Appointment of a Successor Corporate Trustee.

	FOR	AGAINST	ABSTAIN
Proposal One - Appointment of Southwest Bank as Successor Corporate Trustee.	☐	☐	☐

B Indenture Amendments.

Please read each of the proposals in full in the accompanying consent solicitation statement.

	FOR	AGAINST	ABSTAIN
Proposal Two - Amendments to the Indenture Regarding Ministerial Items.	☐	☐	☐
Proposal Three - Amendments to the Indenture Regarding Expert Advice on Termination.	☐	☐	☐
Proposal Four - Amendments to the Indenture Regarding a Direct Registration System.	☐	☐	☐
Proposal Five - Amendments to the Indenture Regarding Asset Sales.	☐	☐	☐
Proposal Six - Amendment to the Indenture Regarding Electronic Voting.	☐	☐	☐
Proposal Seven - Amendments to the Indenture Regarding Investments.	☐	☐	☐

C Adjournment.

	FOR	AGAINST	ABSTAIN
Proposal Eight - Adjourn Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unit Holder ____________ Date: ______ Signature of Unit Holder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.